Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 9, 2008 relating to the September 30, 2007 financial statements of Max Cash Media, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
 January 16, 2008